Exhibit 4(a)(5)


                              CONSULTING AGREEMENT

     This Agreement is effective as of the 7th day of May, 1996, by and between Hollywood Trenz, Inc., a Delaware corporation (the "Company") and Pinnacle Corporate Marketing, Inc. (the "Consultant").

     WHEREAS, the Company is engaged in the business of building and operating family entertainment centers; and

     WHEREAS, the Consultant is experienced in promotional and marketing activities and is knowledgeable in computer software; and

     WHEREAS, the Company desires to retain the Consultant to provide consulting services for the Company.

     NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

     1. Duties and Involvement.
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     a. The Company hereby engages Consultant to provide consulting services to the Company, including development and implementation of a marketing strategy for convention business and professional groups, youth and educational organizations, assistance in the implementation of local advertising and promotional strategies and programs for the entire target market base, development and implementation of a Worldwide Web site, assistance in the securing, filing, and registration of liquor licenses for the Company, development and implementation of a computer software system, and provision of marketing support for investor related information.

     b. Consultant acknowledges that it is not an officer, director, or agent of the Company, that it is not and will not be responsible for any management decisions on behalf of the Company and that it may not commit the Company to any action. Consultant represents that it does not have, through stock ownership or otherwise, the power to control the Company nor to exercise any dominating influence over its management.

     2. Term.
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     This Agreement shall continue for twelve (12) months from the date of this Agreement; provided that Consultant's employment hereunder may be terminated during the term of this Agreement under the following circumstances:

     a. Cause. The Company may immediately terminate Consultant's employment hereunder for cause without prior notice. For purpose of this Agreement, the Company shall have "cause" to terminate Consultant's employment hereunder upon
(i) the willful failure or refusal by Consultant to perform its duties hereunder; or (ii) Consultant's willful misconduct which is materially injurious to the Company, monetarily or otherwise; or (iii) the violation by Consultant of the provisions of this Agreement.

     b. Termination by the Company with Notice. The Company may terminate this Agreement at any time upon 30 days' written notice.

     3. Compensation and Expenses.
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     a. As total and complete consideration for the services to be provided by Consultant to the Company;

     The Company agrees to issue to Consultant 1,200,000 free trading shares of the Company's Common Stock in such installments and at such times during the term of this Agreement as the Company's management shall determine that the shares have been earned by the performance of the services required pursuant to the terms of this Agreement.

     b. The Company will reimburse the Consultant for expenses reasonably incurred by the Consultant in performing its obligations under this Agreement, subject to prior approval of such expenses by the Company. The Consultant will repay to the Company advances made by the Company to or on behalf of the Consultant that the Company and the Consultant agree are to be repaid.

     4. Services not Exclusive.
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     The Consultant shall devote such of its time and effort necessary to the discharge of its duties hereunder. The Company acknowledges that the Consultant is engaged in other business activities and that it will continue such activities during the term of this Agreement. The Consultant shall not be restricted from engaging in other business activities during the term of this Agreement.

     5. Confidentiality.
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     Consultant acknowledges that it will have access to confidential information regarding the Company and its business. Consultant agrees that it will not, during or subsequent to the term of this Agreement, divulge, furnish or make accessible to any person (other than with the written permission of the Company) any knowledge or information or plans of the Company with respect to the Company or its business, including, but not limited to, the products of the Company whether in the concept or development stage or being marketed by the Company on the effective date of this Agreement or during the term hereof.

     6. Covenant not to Compete.
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     During the term of this Agreement, Consultant warrants, represents and agrees that it will not directly or indirectly compete with the Company.

     Investment Representation.
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     a. Access to Information.
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     The Consultant represents and warrants that it has access to all information available to the Company concerning its condition, financial and otherwise, its management, its business and its prospects. The Consultant represents that it has received a copy of the Company's most recent Form 10-KSB and any subsequent Forms 10-QSB and Forms 8-K (the "Disclosure Documents"). The Consultant represents that it has read the Disclosure Documents and has reviewed all available information with its legal, financial and investment advisors to the extent that it deemed such review necessary or appropriate. The Consultant acknowledge that it is aware that because of the Company's financial position and other factors, the acquisition of the shares to be paid to Consultant as compensation involves a high degree of risk, including the risk that the Consultant may lose the entire investment in the shares of Common Stock.

The Consultant further represents that it and its advisors have been afforded the opportunity to discuss the Company with its management. As a result, the Consultant is cognizant of the financial condition and operations of the Company, has available full information concerning its affairs and has been able to evaluate the merits and risks of the investment in the Common Stock. The Consultant represents and warrants to the Company that it has received from the Company and otherwise has access to all information necessary to verify the accuracy of the information contained in the Disclosure Documents.

     b. Registration of Securities.
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     The Company agrees at its expense to file a Registration Statement on Form S-8 to register the shares prior to the first issuance of shares under Section 3 hereof.

     7. Assignment.
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     This Agreement may not be assigned by either party hereto.

     8. Arbitration.
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     Any dispute arising between Consultant and the Company concerning this Agreement or its interpretation shall be resolved by submission to arbitration in Ft. Lauderdale, Florida, in accordance with the rules of the American Arbitration Association then in effect. Any award made by such arbitrators shall be binding and conclusive for all purposes thereof, may include injunctive relief, and may be entered as a final judgment in any court of competent jurisdiction. The costs and expenses of such arbitration shall be borne in accordance with the determination of the arbitrators.

     9. Notices.
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     All notices required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given: (i) two hours after delivered personally to the party to be notified; or (ii) three business days after deposited in the U.S. mail, postage paid via registered or certified mail, return receipt requested. Notices to the Company shall be addressed to its Chairman at its principal executive office, and to the Consultant at the address set forth beneath the signature line, or to such other addresses as either party may designate by notice to the other party.

     10. Governing Law.
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     This Agreement shall be construed by and enforced in accordance with the laws of the State of Florida.

     11. Entire Agreement.
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     This Agreement contains the entire understanding and agreement between the parties. There are no other agreements, conditions or representations, oral or written, express or implied, with regard thereto. This Agreement may be amended only in writing signed by both parties.

     12. Non-waiver.
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     A delay or failure by either party to exercise a right under this Agreement, or a partial or single exercise of that right, shall not constitute a waiver of that or any other right.

     13. Heading.

     Headings in this Agreement are for convenience only and shall not be used to interpret or construe its provisions.

     14. Counterparts.
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     This Agreement may be executed in counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same agreement.

     15. Binding Effect.
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     The provisions of this Agreement shall be binding upon the parties, their successor and assigns.

     16. Severability.
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     If any provisions of this Agreement or application thereof to any person or circumstance shall be deemed or held to be invalid, illegal or unenforceable to any extent, the remainder of this Agreement shall not be affected and the application of such affected provision shall be enforced to the greatest extent possible under law.

     17. Pronouns.
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     All the words used in this Agreement, regardless of the number and gender in which they are used, shall be deemed to include any other number, singular or plural, and any other gender, masculine, feminine or neuter, as the context may require.

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement to be effective as of the day and year first above written.

HOLLYWOOD TRENZ, INC.                       PINNACLE CORPORATE MARKETING, INC.

By:  /S/  EDWARD R. SHOWALTER               By:  /S/  RANDY MARTINEAU
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     Chairman, President, C.E.O.            President
     3471 N. Federal Highway, Suite 501     340 E. Larkspur Lane
     Ft. Lauderdale, FL 33306               Tempe, AZ 85281